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                    AMENDMENT NUMBER 1 TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT

This Amendment, dated as of July 1, 2005, is made to the Transfer Agency and Service Agreement dated October 15, 2001 (the "Agreement") between AIM Variable Insurance Funds (the "Fund") and AIM Investment Services, Inc. ("AIS"), formerly known as A I M Fund Services, Inc., pursuant to Article 11 of the Agreement.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new Article 14 regarding Limitation of Shareholder Liability.

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows;

Article 14 is hereby added to the Agreement.

                                   "ARTICLE 14
                       LIMITATION OF SHAREHOLDER LIABILITY

          14.01 Notice is hereby given that this Agreement is being executed by the Fund by a duly authorized officer thereof acting as such and not individually. The obligations of this Agreement are not binding upon any of the Trustees, officers, shareholders or the investment advisor of the Fund individually but are binding only upon the assets and property belonging to the Fund, on its own behalf or on behalf of a Portfolio, for the benefit of which the Trustees or officers have caused this Agreement to be executed."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                        AIM VARIABLE INSURANCE FUNDS


                                        By: /s/ Robert H. Graham
                                            ------------------------------------
                                            Robert H. Graham
                                            President


ATTEST:


/s/ Jim A. Coppedge
-------------------------------------
Jim A. Coppedge
Assistant Secretary


                                        AIM INVESTMENT SERVICES, INC.


                                        By: /s/ William J. Gabin
                                            ------------------------------------
                                            William J. Gabin
                                            President


ATTEST:


/s/ Jim A. Coppedge
-------------------------------------
Jim A. Coppedge
Assistant Secretary